UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         June 3, 2003 (May 19, 2003)

(Exact name of registrant as specified in its charter)

Maryland

0-1743

52-0735512

(State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification No.)

10275 Little Patuxent Parkway Columbia, Maryland

21044-3456

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code   (410) 992-6000

Not Applicable

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

The Rouse Company (“we”, “Rouse” or “us”) [yesterday] announced that we have acquired 8,060 acres of land in Houston, Texas for a master-planned community.  Rouse-Houston, LP, a limited partnership wholly owned by us, has purchased the land from West Houston Land Development Company, Ltd. and Rose Hill Meadows, Ltd. in an arm’s-length transaction.  The purchase price was $82.9 million, including approximately $19.6 million in initial cash payments to or on behalf of the seller, the assumption of $28.3 million of long term, non-recourse debt and $35 million in annual installment payments of $7 million each beginning in May of 2005.  This acquisition presents a significant opportunity to extend the Company’s community development expertise beyond Columbia, Maryland and Summerlin, Nevada.

This Current Report on Form 8-K includes forward-looking statements and assumptions, which reflect the registrant’s current view with respect to future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results.  The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Rouse Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, see Exhibit 99.1 of The Rouse Company’s Form 10-K for the year ended December 31, 2002.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2003	THE ROUSE COMPANY

	By:	/s/ Melanie M. Lundquist
Melanie M. Lundquist
Senior Vice President and Corporate Controller